EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 30, 1999 relating to the financial statements, which appears in Pride International, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1998.

PRICEWATERHOUSECOOPERS LLP

Houston, Texas
September 16, 1999